                                                                [EXECUTION COPY]


                                PAXAR CORPORATION




                           6.74% Senior Notes due 2008




                             NOTE PURCHASE AGREEMENT





                           Dated as of August 4, 1998

                                Table of Contents

                                                                                               Page
1. AUTHORIZATION OF NOTES ..................................................................    1
         1.1. The Notes ....................................................................    1
         1.2. The Subsidiary Guarantees ....................................................    1

2. SALE AND PURCHASE OF NOTES ..............................................................    2

3. CLOSING .................................................................................    2

4. CONDITIONS TO CLOSING ...................................................................    2
         4.1. Representations and Warranties ...............................................    3
         4.2. Performance; No Default ......................................................    3
         4.3. Compliance Certificates ......................................................    3
         4.4. Opinions of Counsel ..........................................................    3
         4.5. Subsidiary Guarantees ........................................................    3
         4.6. Purchase Permitted by Applicable Law, etc ....................................    4
         4.7. Rating .......................................................................    4
         4.8. Payment of Special Counsel Fees ..............................................    4
         4.9. Private Placement Number .....................................................    4
         4.10. Changes in Corporate Structure ..............................................    4
         4.11. Proceedings and Documents ...................................................    5
         4.12. Sale of Notes to Other Purchasers ...........................................    5

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........................................    5
         5.1. Organization; Power and Authority ............................................    5
         5.2. Authorization, etc ...........................................................    5
         5.3. Disclosure ...................................................................    6
         5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates .............    6
         5.5. Financial Statements .........................................................    7
         5.6. Compliance with Laws, Other Instruments, etc .................................    7
         5.7. Governmental Authorizations, etc .............................................    7
         5.8. Litigation; Observance of Agreements, Statutes and Orders ....................    8
         5.9. Taxes ........................................................................    8
         5.10. Title to Property; Leases ...................................................    8
         5.11. Licenses, Permits, etc ......................................................    9
         5.12. Compliance with ERISA .......................................................    9
         5.13. Private Offering by the Company .............................................   10
         5.14. Use of Proceeds; Margin Regulations .........................................   11
         5.15. Existing Indebtedness .......................................................   11
         5.16. Foreign Assets Control Regulations, etc .....................................   11
         5.17. Status Under Certain Statutes ...............................................   12
         5.18. Environmental Matters .......................................................   12

6. REPRESENTATIONS OF THE PURCHASER ........................................................   12
         6.1. Purchase of Notes ............................................................   12
         6.2. Source of Funds ..............................................................   13

7. INFORMATION AS TO COMPANY ...............................................................   14

         7.1. Financial and Business Information ...........................................   14
         7.2. Officer's Certificate ........................................................   17
         7.3. Inspection ...................................................................   18

8. PREPAYMENT OF THE NOTES .................................................................   18
         8.1. Optional Prepayments with Make-Whole Amount ..................................   18
         8.2. Allocation of Partial Prepayments ............................................   19
         8.3. Maturity; Surrender, etc .....................................................   19
         8.4. Purchase of Notes ............................................................   19
         8.5. Make-Whole Amount ............................................................   20

9. AFFIRMATIVE COVENANTS ...................................................................   21
         9.1. Compliance with Law ..........................................................   21
         9.2. Insurance ....................................................................   21
         9.3. Maintenance of Properties ....................................................   22
         9.4. Payment of Taxes and Claims ..................................................   22
         9.5. Corporate Existence, etc .....................................................   22
         9.6. Additional Subsidiary Guarantees; Release of Subsidiary Guarantees ...........   23

10. NEGATIVE COVENANTS .....................................................................   23
         10.1. Total Indebtedness; Restricted Subsidiary Indebtedness ......................   23
         10.2. Liens .......................................................................   25
         10.3. Limitation on Sale and Leaseback Transactions ...............................   26
         10.4. Maintenance of Consolidated Net Worth .......................................   27
         10.5. Merger, Consolidation, etc ..................................................   27
         10.6. Lines of Business ...........................................................   28
         10.7. Transactions with Affiliates ................................................   28
         10.8. Designation of Restricted and Unrestricted Subsidiaries .....................   29

11. EVENTS OF DEFAULT ......................................................................   30

12. REMEDIES ON DEFAULT, ETC ...............................................................   32
         12.1. Acceleration ................................................................   32
         12.2. Other Remedies ..............................................................   33
         12.3. Rescission ..................................................................   33
         12.4. No Waivers or Election of Remedies, Expenses, etc ...........................   34

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ..........................................   34
         13.1. Registration of Notes .......................................................   34
         13.2. Transfer and Exchange of Notes ..............................................   34
         13.3. Replacement of Notes ........................................................   35

14. PAYMENTS ON NOTES ......................................................................   35
         14.1. Place of Payment ............................................................   35
         14.2. Home Office Payment .........................................................   36

15. EXPENSES, ETC ..........................................................................   36
         15.1. Transaction Expenses ........................................................   36
         15.2. Survival ....................................................................   37


                                      (ii)
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
16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT ...........................   37

17. AMENDMENT AND WAIVER ...................................................................   37
         17.1. Requirements ................................................................   37
         17.2. Solicitation of Holders of Notes ............................................   38
         17.3. Binding Effect, etc .........................................................   38
         17.4. Notes held by Company, etc ..................................................   39

18. NOTICES ................................................................................   39

19. REPRODUCTION OF DOCUMENTS ..............................................................   39

20. CONFIDENTIAL INFORMATION ...............................................................   40

21. SUBSTITUTION OF PURCHASER ..............................................................   41

22. MISCELLANEOUS ..........................................................................   41
         22.1. Successors and Assigns ......................................................   41
         22.2. Construction ................................................................   42
         22.3. Payments Due on Non-Business Days ...........................................   42
         22.4. Severability ................................................................   42
         22.5. Accounting Terms; Pro Forma Calculations ....................................   42
         22.6. Counterparts ................................................................   43
         22.7. Governing Law ...............................................................   43


Exhibit 1.1        --      Form of 6.74% Senior Note due 2008
Exhibit 1.2        --      Form of Subsidiary Guarantee
Exhibit 4.4(a)     --      Form of Opinion of Special Counsel for the Company
Exhibit 4.4(b)     --      Form of Opinion of Special Counsel for the Purchasers

Schedule A         --      Names and Addresses of Purchasers
Schedule B         --      Defined Terms
Schedule 5.3       --      Disclosure Documents
Schedule 5.4       --      Subsidiaries
Schedule 5.5       --      Financial Statements
Schedule 5.8       --      Litigation
Schedule 5.11      --      Licenses, etc.
Schedule 5.15      --      Existing Indebtedness


                                     (iii)

                                PAXAR CORPORATION
                            105 Corporate Park Drive
                             White Plains, NY 10604
                             Telephone: 914-697-6800



                           6.74% Senior Notes due 2008



                                                            As of August 4, 1998


TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  PAXAR CORPORATION, a New York corporation (the "COMPANY"), agrees with you as follows:

1.         AUTHORIZATION OF NOTES.

1.1.       THE NOTES.

                  The Company has duly authorized the issue and sale of $150,000,000 aggregate principal amount of its 6.74% Senior Notes due 2008 (the "NOTES"), such notes to be substantially in the form set out in Exhibit 1.1. As used herein, the term "NOTES" shall mean all notes originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. The terms "NOTE" means one of the Notes. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.       THE SUBSIDIARY GUARANTEES.

                  The Notes will be unconditionally guaranteed by each of the Company's existing United States Restricted Subsidiaries, pursuant to subsidiary guarantees substantially in the form of Exhibit 1.2 (individually a "SUBSIDIARY GUARANTEE" and collectively the "SUBSIDIARY GUARANTEES", which terms shall include after the date of the Closing all additional Subsidiary Guarantees from time to time executed and delivered pursuant to Section 9.6).

2.         SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement (except for the principal amounts of Notes to be purchased) with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.         CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 at 10:00 a.m., New York time, at a closing (the "CLOSING") on August 11, 1998 or on such other Business Day thereafter on or prior to August 14, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to Paxar Corporation Concentration Account (account number 940-878-0187) at Fleet Bank, White Plains, New York, ABA number 011500010.

                  If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.         CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.       REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.       PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3.       COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

4.4.       OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Snow Becker Krauss P.C., special counsel for the Company, substantially in the form set forth in
Exhibit 4.4(a) (as to certain matters given in reliance upon or accompanied by separate opinion of Daniel S. Bishop, Esq., General Counsel of the Company) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.       SUBSIDIARY GUARANTEES.

                  A Subsidiary Guarantee, dated as of a date on or before the date of the Closing, shall have been executed and delivered by each United States Restricted Subsidiary (in such capacity sometimes individually called a "SUBSIDIARY GUARANTOR" and collectively the "SUBSIDIARY GUARANTORS") in the form hereinabove recited and shall be in full force and effect.

4.6.       PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.       RATING.

                  The Notes shall have been rated "BBB+" by Duff & Phelps Credit Rating Co. and such rating shall be in full force and effect and not under review on the date of the Closing.

4.8.       PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.       PRIVATE PLACEMENT NUMBER.

                  A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.10.       CHANGES IN CORPORATE STRUCTURE.

                  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

4.11.       PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.12.      SALE OF NOTES TO OTHER PURCHASERS.

                  The Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

5.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.       ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.       AUTHORIZATION, ETC.

                  This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.       DISCLOSURE.

                  The Company, through its agents, Credit Suisse First Boston Corporation and NationsBanc Montgomery Securities LLC, has delivered to you a copy of a Confidential Offering Memorandum, dated May 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "DISCLOSURE DOCUMENTS"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that to the extent any information contained in the Disclosure Documents constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the best information known to it at the time in the preparation of such information, but the same may not be predictive of actual results. Since December 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements listed in Schedule 5.5 and other changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.       ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. Schedule 5.4 also identifies each Restricted Subsidiary and each Domestic Restricted Subsidiary as of the date of this Agreement. No Subsidiary listed in Schedule 5.4 is a guarantor under the Bank Credit Agreement other than the United States Subsidiaries so identified in
Schedule 5.4.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of Subsidiary Guarantors, to execute and deliver and perform its obligations under its respective Subsidiary Guarantee.

5.5.       FINANCIAL STATEMENTS.

                  The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.       COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.       GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiary Guarantors of their respective Subsidiary Guarantees.

5.8.       LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.       TAXES.

                  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or (c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1993.

5.10.      TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.      LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.      COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected post retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) With respect to each employee benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Company nor any "affiliate" of the Company (as defined in Section V(c) of the QPAM Exemption) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company is not a party in interest with respect to any employee benefit plan disclosed by you in accordance with Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code), that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.      PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Subsidiary Guarantees to the registration requirements of Section 5 of the Securities Act.

5.14.      USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the net proceeds of the sale of the Notes to repay Indebtedness outstanding under the Bank Credit Agreement. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of such Indebtedness being repaid was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.15.      EXISTING INDEBTEDNESS.

                  Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries in an unpaid principal amount exceeding $1,000,000 as of June 30, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16.      FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.      STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.      ENVIRONMENTAL MATTERS.

                  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.         REPRESENTATIONS OF THE PURCHASER.

6.1.       PURCHASE OF NOTES.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.       SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of the Closing; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.         INFORMATION AS TO COMPANY.

7.1.       FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a), unless the financial statements included in said Form 10-Q include the accounts of any Unrestricted Subsidiary;

                  (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Restricted Subsidiaries for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                           (A) an opinion thereon of independent public
                  accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountants' certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b), unless the financial statements included in said Form 10-K include the accounts of any Unrestricted Subsidiary;

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary generally to its shareholders or to its creditors (other than the Company or another Subsidiary), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or relating to the ability of a Subsidiary Guarantor to perform its obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2.       OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.8, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.       INSPECTION.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.         PREPAYMENT OF THE NOTES.

                  In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company may make optional prepayments in respect of the Notes as hereinafter provided.

8.1.       OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option and upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (in a minimum amount of $5,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes held by such holder to be prepaid (determined in accordance with Section 8.2) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

                  Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment of Notes, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.2.       ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of a partial prepayment of the Notes pursuant to
Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.3.       MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.4.       PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

8.5.       MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets News, on the display designated as "Page 500" on the Dow Jones Markets service (or such other display as may replace Page 500 on the Dow Jones Markets service), in any case for actively traded U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining life.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.         AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.       COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.       INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.       MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.       PAYMENT OF TAXES AND CLAIMS.

                  The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.5.       CORPORATE EXISTENCE, ETC.

                  The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

9.6.       ADDITIONAL SUBSIDIARY GUARANTEES; RELEASE OF SUBSIDIARY GUARANTEES.

                 (a) So long as the Bank Credit Agreement remains in effect the Company will cause each Subsidiary that becomes a borrower or a guarantor thereunder or in respect thereof after the date of the Closing (if such Subsidiary is not at the time a Subsidiary Guarantor) to become a Subsidiary Guarantor by executing and delivering a Subsidiary Guarantee, prior to or concurrently with so becoming a borrower or a guarantor; and promptly and in any event within ten Business Days thereafter the Company will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee, together with an opinion of Snow Becker Krauss P.C. or other counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms.

                 (b) The Company will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof, provided that any Subsidiary the Voting Stock of which is being disposed of as an entirety shall, at the Company's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Required Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, except that this proviso shall not apply (i) if a Default or Event of Default has occurred and is continuing, (ii) to a Subsidiary if any amount is then due and payable under its Subsidiary Guarantee or (iii) to a Subsidiary which at the time is a guarantor of any other Indebtedness of the Company or another Subsidiary party to a Subsidiary Guarantee that is not also concurrently being released.

10.        NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.      TOTAL INDEBTEDNESS; RESTRICTED SUBSIDIARY INDEBTEDNESS.

                  (a) The Company will not and will not permit any Restricted Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except:

                  (i) Additional Borrowing Facility Indebtedness, provided that at the time such Additional Borrowing Facility Indebtedness is incurred the aggregate unpaid principal amount of Borrowing Facility Indebtedness does not exceed the Maximum Amount as then in effect,

                  (ii) Indebtedness owing by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary, and

                  (iii) other Indebtedness, provided that immediately after giving effect thereto and to the application of the proceeds of such Indebtedness the pro forma Total Indebtedness to EBITDA Ratio does not exceed 3.50 to 1.

                  (b) The Company will not permit any Restricted Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

                  (i) Indebtedness secured by Liens permitted by Section 10.2(b) or (c),

                  (ii) in the case of any Person that after the date of the Closing becomes a Restricted Subsidiary or is consolidated with or merged with or into a Restricted Subsidiary or sells, leases or otherwise disposes of all of its property to a Restricted Subsidiary, Indebtedness outstanding at the time such Person becomes a Restricted Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof),

                  (iii) Indebtedness evidenced by the Subsidiary Guarantees and other guarantees by the Subsidiary Guarantors in respect of unsecured Indebtedness of the Company (subject to the requirements of Section 9.6),

                   (iv) Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary, and

                   (v) other Indebtedness, provided that immediately after giving effect to such other Indebtedness Priority Debt does not exceed 15% of Consolidated Capitalization and Adjusted Priority Debt does not exceed 5% of Consolidated Capitalization.

As used in this Agreement the term "PRIORITY DEBT" means, at any date, the sum (without duplication) of (A) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company secured by Liens permitted by Section 10.2(e) plus (B) the aggregate unpaid principal amount of Indebtedness of all Restricted Subsidiaries (other than Indebtedness permitted by subclause (i), (ii), (iii) or (iv) of clause (b) above) plus (C) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3; and the term "ADJUSTED PRIORITY DEBT" means, at any date, the aggregate amount of Priority Debt attributable to the Company and its Domestic Restricted Subsidiaries.

                  For purposes of this Section 10.1: a Restricted Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Restricted Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Restricted Subsidiary; a Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness; any Unrestricted Subsidiary or other Person that hereafter becomes a Restricted Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness; and the Company shall be deemed to have incurred Indebtedness in respect of a Guaranty of the type described in clause (b)(ii) of the definition of "Guaranty" in Schedule B, with respect to Indebtedness of any other Person, at such time as the obligations of the Company in respect of such Guaranty are required to be shown as a liability on the balance sheet of the Company prepared in accordance with GAAP.

10.2.      LIENS.

                  The Company will not and will not permit any Restricted Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness and other obligations to be secured thereby, provided that nothing in this Section 10.2 shall prohibit

                  (a) Liens in respect of property of the Company or a Restricted Subsidiary existing on the date of the Closing and described in Schedule 5.15, and any extension, renewal or replacement of any such Lien (including successive extensions, renewals and replacements), provided that the principal amount of Indebtedness (or the maximum commitment therefor) secured by any such Lien is not increased and such Lien does not extend to or cover any property other than the property covered by such Lien on the date of the Closing;

                  (b) Liens in respect of property acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, which are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case

                           (i) no such Lien shall extend to or cover any other
                  property of the Company or such Restricted Subsidiary, as the case may be, and

                           (ii) the aggregate principal amount of Indebtedness
                  secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

                  (c) Liens in respect of property acquired by the Company or a Restricted Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Restricted Subsidiary or is consolidated with or merged with or into the Company or a Restricted Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Restricted Subsidiary, Liens existing at the time such Person becomes a Restricted Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Restricted Subsidiary, as the case may be;

                  (d) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary; and

                  (e) Liens which would otherwise not be permitted by Section 10.2(a), (b), (c) or (d), securing additional Indebtedness of the Company or a Restricted Subsidiary, provided that after giving effect thereto Priority Debt does not exceed 15% of Consolidated Capitalization and Adjusted Priority Debt does not exceed 5% of Consolidated Capitalization.

For purposes of this Section 10.2 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Restricted Subsidiary shall be deemed to have been created at that time.

10.3.      LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

                  The Company will not, and will not permit any Restricted Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Restricted Subsidiary over a period in excess of three years, unless either

                  (a) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof Priority Debt does not exceed 15% of Consolidated Capitalization and Adjusted Priority Debt does not exceed 5% of Consolidated Capitalization, or

                  (b) the net proceeds realized from the transfer are applied within 180 days after the receipt thereof to reinvest in property or assets for use in the business of the Company and its Restricted Subsidiaries or to repay unsubordinated Funded Indebtedness of the Company or a Restricted Subsidiary.

10.4.      MAINTENANCE OF CONSOLIDATED NET WORTH.

                  The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $190,000,000 plus (b) 35% of Consolidated Net Income for the period of three consecutive fiscal quarters ending December 31, 1998 (if Consolidated Net Income for such period is positive) plus (c) 35% of Consolidated Net Income for each fiscal year thereafter for which Consolidated Net Income is positive.

10.5.      MERGER, CONSOLIDATION, ETC.

                  The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

                  (a) a Restricted Subsidiary may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to

                           (i) the Company (provided that the Company shall be
                  the continuing or surviving corporation) or a then existing Wholly-Owned Restricted Subsidiary, or

                           (ii)     any other Person, provided that

                                    (A) if such Restricted Subsidiary is a
                           Subsidiary Guarantor, the continuing, surviving or acquiring corporation (if not such Subsidiary) shall have (1) executed and delivered to each holder of a
                           Note its assumption of the due and punctual performance and observance of all obligations of such Restricted Subsidiary under its Subsidiary Guarantee and (2) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                                    (B) immediately after giving effect to such
                           transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (b) the Company may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof, provided that

                           (i) the continuing, surviving or acquiring
                  corporation (if not the Company) shall have (A) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Other Agreements and the Notes and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                           (ii) immediately after giving effect to such
                  transaction, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company (or such continuing, surviving or acquiring corporation if not the Company) would be permitted to incur at least $1 of additional Indebtedness under Section 10.1(a).

No such conveyance, transfer or lease of substantially all of the assets of the Company or a Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes or its Subsidiary Guarantee, as the case may be.

10.6.      LINES OF BUSINESS.

                  The Company will not and will not permit any Restricted Subsidiary to engage to any substantial extent in any business other than the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of the Closing (as described in the Memorandum) and businesses reasonably related thereto or in furtherance thereof.

10.7.      TRANSACTIONS WITH AFFILIATES.

                  The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.8.      DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

                  (a) Subject to paragraph (c) below, the Company will not designate any Subsidiary as an Unrestricted Subsidiary after the date of the Closing unless such Subsidiary was not previously (directly or indirectly) an Unrestricted Subsidiary, except that any Unrestricted Subsidiary that is designated as a Restricted Subsidiary after the date of the Closing pursuant to paragraph (b) below may subsequently be redesignated as an Unrestricted Subsidiary so long as such Subsidiary is not thereafter (directly or indirectly) redesignated as a Restricted Subsidiary for at least five years after such redesignation as an Unrestricted Subsidiary. After the expiration of such five-year period before the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the foregoing limitations as to designations and redesignations shall apply with respect to such Subsidiary during successive five-year periods.

                  (b) Subject to paragraph (c) below, the Company will not designate any Subsidiary as a Restricted Subsidiary after the date of the Closing unless such Subsidiary was not previously (directly or indirectly) a Restricted Subsidiary, except that any Restricted Subsidiary that is designated as an Unrestricted Subsidiary after the date of the Closing pursuant to paragraph (a) above may subsequently be redesignated as a Restricted Subsidiary so long as such Subsidiary is not thereafter (directly or indirectly) redesignated as an Unrestricted Subsidiary for at least five years after such redesignation as a Restricted Subsidiary. After the expiration of such five-year period before the redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary, the foregoing limitations as to designations and redesignations shall apply with respect to such Subsidiary during successive five-year periods.

                  (c) The Company will not designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Person as a Restricted Subsidiary unless immediately after giving pro forma effect to such designation, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company would be permitted to incur at least $1 of additional Indebtedness under Section 10.1(a).

                  (d) Forthwith and in any event within ten Business Days after a designation pursuant to paragraph (a) or (b) above, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer specifying the effective date of such designation and setting forth calculations in reasonable detail demonstrating compliance with the conditions to such designation set forth in paragraph (c) above.

11.        EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 to 10.5, inclusive, or Section 10.8; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after a Responsible Officer obtains knowledge of such default; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary or by any officer of the Company or any Subsidiary in this Agreement or a Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness outstanding in an aggregate principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness outstanding in an aggregate principal amount of at least $5,000,000 to convert such Indebtedness into equity interests or a sale of assets or other transaction that is permitted if made in connection with a repayment of Indebtedness), the Company or any Restricted Subsidiary has become obligated to purchase or repay such Indebtedness before its regular maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such Subsidiary, or any such petition shall be filed against the Company or any such Subsidiary and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Significant Subsidiary (or any Person at its authorized direction or on its behalf) shall assert in writing that the Subsidiary Guarantee of such Significant Subsidiary is unenforceable in any material respect or the Subsidiary Guarantee of any such Significant Subsidiary shall cease to be in full force and effect as an enforceable instrument, or (ii) any other Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument (other than solely by reason of an event described in paragraph (g) or (h) above) or any other event described in clause (i) above shall occur both with respect to any such other Subsidiary Guarantee and with respect to the obligations of the respective Subsidiary Guarantor under the Bank Credit Agreement; or

                  (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.        REMEDIES ON DEFAULT, ETC.

12.1.      ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.      OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.      RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.      NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.      REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.      TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and shall also be deemed to have agreed to provide customary assurances as to the matters referred to in Section 6.1.

13.3.      REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note , dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.        PAYMENTS ON NOTES.

14.1.      PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the

Notes shall be made at the principal office of Citibank, N.A. in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2.      HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.        EXPENSES, ETC.

15.1.        TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or reasonably determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

                  In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements exceed estimated amounts paid as aforesaid).

15.2.        SURVIVAL.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.        AMENDMENT AND WAIVER.

17.1.        REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived

(either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.        SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to such holder's consideration of or entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.      BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.      NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.        NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.        REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.        CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of

Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.        SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.        MISCELLANEOUS.

22.1.      SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.      CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3.      PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.1 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.4.      SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.      ACCOUNTING TERMS; PRO FORMA CALCULATIONS.

                  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Restricted Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

                  Any pro forma computation required to be made hereby shall include adjustments (without limitation as to other appropriate pro forma adjustments in accordance with generally accepted financial practice) giving effect to all acquisitions and dispositions made during the period with respect to which such computation is being made as if such acquisitions and dispositions were made on the first day of such period.

22.6.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.      GOVERNING LAW.

                  This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                  If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                                     Very truly yours,

                                                     PAXAR CORPORATION


                                                     By______________________
                                                           President


The foregoing is hereby agreed
to as of the date thereof.


[Purchaser]


By________________________

                                   SCHEDULE A

                  This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the Other Agreements referred to therein and the respective principal amounts of Notes to be purchased by each.

                                                                                Principal Amount of
Name and Address of Purchaser                                                Notes to be Purchased
-----------------------------                                                ---------------------
THE NORTHWESTERN MUTUAL LIFE                                                          $50,000,000
     INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by wire transfer of immediately available funds to the account of The
         Northwestern Mutual Life Insurance Company, at Account No.
         00-000-027 at Bankers Trust Company, 16 Wall Street, Insurance
         Unit - 4th Floor, New York, NY 10005, ABA #021-001-033 with sufficient information to identify the source and application of such funds including the PPN: 704227 A* 8 for the 6.74%
         Senior Notes due 2008.

(2)      Address for all notices in respect of payments:

         720 East Wisconsin Avenue
         Milwaukee, WI  53202
         Attention: Investment Operations
         Fax: 414-299-5714

(3)      Address for all other communications:

         720 East Wisconsin Avenue
         Milwaukee, WI  53202
         Attention:  Securities Department
         Fax: 414-299-7124

(4)      Tax Identification No.: 39-0509570

                                                                                Principal Amount of
Name and Address of Purchaser                                                Notes to be Purchased
-----------------------------                                                ---------------------
TEACHERS INSURANCE AND ANNUITY                                                        $20,000,000
     ASSOCIATION OF AMERICA

(1) All payments on account of the Notes shall be made in immediately available funds prior to 12:00 noon (New
         York time) on the due date by electronic funds transfer through the Automated Clearing House System
         (identifying each payment as "Paxar Corporation, PPN
         704227 A* 8 6.74% Senior Notes due 2008 (principal or interest or premium)") to:

         The Chase Manhattan Bank
         ABA No. 021-000-021
         New York, New York

         Account of:  Teachers Insurance and Annuity Association of
         America
         Account Number: 900-9-000200
         For Further Credit to TIAA Account # G07040
         On Order of:  Paxar Corporation

(2) Contemporaneous with the above electronic funds transfer payment, written confirmation of each such payment setting forth: (a) the full name, private placement number, interest rate and maturity date of the Notes; (b) allocation of payment between principal, interest, premium and any special payment;
         and (c) the name and address of the bank from which such electronic funds transfer was sent shall be delivered, mailed or faxed to:

         Teachers Insurance and Annuity Association
          of America
         730 Third Avenue
         New York, NY  10017
         Attention:  Securities Accounting Division
         Telephone Number:  (212) 916-6004
         Facsimile Number:  (212) 916-6955

(3)      All other communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association
          of America
         730 Third Avenue
         New York, NY  10017
         Attention:  Securities Division, Private Placements
                                    Michelle Lee
         Telephone Number:  (212) 916-5781
         General Telephone Number:  (212) 490-9000
         Facsimile Number:  (212) 916-6582

(4)      Taxpayer I.D. Number:  13-1624203


                                                                                Principal Amount of
Name and Address of Purchaser                                                Notes to be Purchased
-----------------------------                                                ---------------------
GENERAL ELECTRIC CAPITAL LIFE ASSURANCE                                               $10,000,000
     COMPANY OF NEW YORK
     (I/N/O SALKELD & CO.)

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Bankers Trust Company
         16 Wall Street
         New York, NY 10015
         ABA 021001033
         Attn: 99-911-145
         FCC #098620

         Each such wire transfer shall set forth the name of the Company, a reference to Paxar Corporation 6.74%
         Senior Notes due 2008, Security No. INV ____, and the due date and application (as among principal, interest and Modified Make-Whole Amount) of the payment being made

(2)      Address for all notices relating to payments:

         General Electric Capital Life Assurance Company of New York
         c/o GE Financial Assurance
         Two Union Square
         601 Union Street
         Seattle, WA 98101
         Attn: Investment Accounting, 14th Floor
         Telephone: 206-516-2871
         Fax: 206-516-4740

(3)      Address for all other communications and notices:

         General Electric Capital Life Assurance Company of New York
         c/o GE Financial Assurance
         Two Union Square
         601 Union Street
         Seattle, WA 98101
         Attn: Investment Accounting,
                   VP Private Placements
         Telephone: 206-516-2894
         Fax: 206-516-4863

(4)      Tax Identification No.: 22-2882416

                                                                                      Principal Amount of
Name and Address of Purchaser                                                        Notes to be Purchased
-----------------------------                                                        ---------------------
GE CAPITAL EDISON LIFE INSURANCE COMPANY                                                  $10,000,000
     (I/N/O AUER & CO.)

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Bankers Trust Company
         16 Wall Street
         New York, NY 10015
         ABA 021001033
         Attn: 00-154-093
         FCC #501551253

         Each such wire transfer shall set forth the name of the Company, a reference to Paxar Corporation 6.74% Senior Notes due 2008, Security
         No. INV ____, and the due date and application (as among principal, interest and Modified Make-Whole Amount) of the payment being made

(2) Address for all notices relating to payments:

         GE Capital Life Insurance Company
         c/o GE Financial Assurance
         Two Union Square
         601 Union Street
         Seattle, WA 98101
         Attn: Investment Accounting, 14th Floor
         Telephone: 206-516-2871
         Fax: 206-516-4740

(3) Address for all other communications and notices:

         GE Capital Life Insurance Company
         c/o GE Financial Assurance
         Two Union Square
         601 Union Street
         Seattle, WA 98101
         Attn: Investment Accounting,
                   VP Private Placements
         Telephone: 206-516-2894
         Fax: 206-516-4863

                                                                                            Principal Amount of
Name and Address of Purchaser                                                               Notes to be Purchased
-----------------------------                                                              ---------------------
MASSACHUSETTS MUTUAL LIFE INSURANCE                                                             $15,000,000
     COMPANY

(1) All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as Paxar Corporation 6.74% Senior Notes due 2008, interest and principal) as follows:

        (a) for the Note in the original principal amount of $12,500,000:

                 Citibank, N.A.
                 111 Wall Street
                 New York, NY 10043
                 ABA No. 021000089
                 For MassMutual Long Term Pool
                 Account No. 4067-3488
                 Re: Description of security, principal and interest split

        (b)     for the Note in the original principal amount of $2,500,000:

                 The Chase Manhattan Bank
                 4 Chase MetroTech Center
                 New York, NY 10081
                 ABA No. 032000032
                 For MassMutual IFM Non-Traditional
                 Account No. 910-2509073
                 Re: Description of security, principal and interest split

         Each with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at
         (413) 744-3878


(2)      All notices and communications to be addressed to:

         Massachusetts Mutual Life
           Insurance Company
         1295 State Street
         Springfield, MA  01111

         Attn:  Securities Investment Division


(3) Notices with respect to payments and corporate actions to be addressed as provided in clause (2) above:

        Attention:  Securities Custody and Collection Department F 381

(4)     Tax Identification Number:  04-1590850

                                                                                              Principal Amount of
Name and Address of Purchaser                                                               Notes to be Purchased
-----------------------------                                                               ---------------------
KEMPER INVESTORS LIFE INSURANCE COMPANY                                                           $8,100,000
     (I/N/O HARE & CO)

(1) All payments on account of the Notes shall be made by wire transfer of Federal or other immediate available funds to:

         HARE & CO - Account No. 195279
         at
         The Bank of New York
         ABA No. 021000018
         BNF
         IOC 566
         Attn: Security Income Collection

         with sufficient information (including issuer, interest rate, maturity, PPN 704227 A* 8 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)      Address for all communications:

         Kemper Investors Life Insurance Company
         c/o Zurich Investment Management, Inc.
         222 South Riverside Plaza
         Chicago, IL 60606-5808
         Attn: Private Placements

(3)     Tax Identification Number:  36-3050975

                                                                                                  Principal Amount of
Name and Address of Purchaser                                                                     Notes to be Purchased
-----------------------------                                                                     ---------------------
FEDERAL KEMPER LIFE ASSURANCE COMPANY                                                                   $4,000,000
     (I/N/O HARE & CO)

(1) All payments on account of the Notes shall be made by wire transfer of Federal or other immediate available funds to:

         HARE & CO - Account No. 195269
         at
         The Bank of New York
         ABA No. 021000018
         BNF
         IOC 566
         Attn: Security Income Collection

         with sufficient information (including issuer, interest rate, maturity, PPN 704227 A* 8 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)      Address for all communications:

         Federal Kemper Life Assurance Company
         c/o Zurich Investment Management, Inc.
         222 South Riverside Plaza
         Chicago, IL 60606-5808
         Attn: Private Placements

(3)     Tax Identification Number:  04-6046830

                                                                                             Principal Amount of
Name and Address of Purchaser                                                                Notes to be Purchased
-----------------------------                                                                ---------------------
FIDELITY LIFE ASSOCIATION                                                                          $1,300,000
     (I/N/O HARE & CO)

(1) All payments on account of the Notes shall be made by wire transfer of Federal or other immediate available funds to:

         HARE & CO - Account No. 195271
         at
         The Bank of New York
         ABA No. 021000018
         BNF
         IOC 566
         Attn: Security Income Collection

         with sufficient information (including issuer, interest rate, maturity, PPN 704227 A* 8 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)      Address for all communications:

         Fidelity Life Association
         c/o Zurich Investment Management, Inc.
         222 South Riverside Plaza
         Chicago, IL 60606-5808
         Attn: Private Placements

(3)     Tax Identification Number:  36-1068685

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
ZURICH LIFE INSURANCE COMPANY OF AMERICA                                                      $600,000
     (I/N/O HARE & CO)

(1) All payments on account of the Notes shall be made by wire transfer of Federal or other immediate available funds to:

         HARE & CO - Account No. 399609
         at
         The Bank of New York
         ABA No. 021000018
         BNF
         IOC 566
         Attn: Security Income Collection

         with sufficient information (including issuer, interest rate, maturity, PPN 704227 A* 8 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)      Address for all communications:

         Zurich Life Insurance Company of America
         222 South Riverside Plaza
         Chicago, IL 60606-5808
         Attn: Private Placements

(3)     Tax Identification Number:  36-6071398

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
RELIASTAR LIFE INSURANCE COMPANY                                                              $6,000,000

(1) All payments on account of the Notes shall be made by wire transfer of Federal or other immediate available funds to:

         US Bank N.A./Mpls
         601 2nd Ave. S., Mpls, MN
         Bank ABA #091000022
         Acct Name: ReliaStar Life Insurance Co.
         Acct. #110240014461
         Attn: Securities Accounting

         with sufficient information (including issuer, interest rate, maturity, PPN 704227 A* 8 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)      Address for all communications:

         Reliastar Investment Research
         100 Washington Avenue South
         Suite 800
         Minneapolis, MN 55401-2121
         Ref: James Tobin
         612-342-3204
         Fax: 612-372-5368

(3)     Tax Identification Number:  41-0451140

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
NORTHERN LIFE INSURANCE COMPANY                                                              $2,000,000

(1) All payments on account of the Notes shall be made by wire transfer of Federal or other immediate available funds to:

         US Bank N.A./Mpls
         601 2nd Ave. S.
         Acct. #160232376105
         Bank ABA #091000022

         with sufficient information (including issuer, interest rate, maturity, PPN 704227 A* 8 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)      Address for all communications:

         Reliastar Investment Research
         100 Washington Avenue South
         Suite 800
         Minneapolis, MN 55401-2121
         Ref: James Tobin
         612-342-3204
         Fax: 612-372-5368

(3)     Tax Identification Number:  41-1295933

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
SECURITY CONNECTICUT LIFE INSURANCE COMPANY                                                   $2,000,000
     (I/N/O SIGLER & CO.)

(1) All payments on account of the Notes shall be made by wire transfer of Federal or other immediate available funds to:

         Chase Manhattan Bank
         New York, New York
         ABA #021-000-021
         Beneficiary Account #544755102
         Reference: Sigler & Co.
         Tax I.D.: 13-3641527
         F/C #G54426

         with sufficient information (including issuer, interest rate, maturity, PPN 704227 A* 8 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         Sigler & Co.
         c/o Chase Manhattan Bank
         Dept. #3492
         P.O. Box 5000
         Newark, NJ 07101-8006

(3)      Address for all communications:

         Reliastar Investment Research
         100 Washington Avenue South
         Suite 800
         Minneapolis, MN 55401-2121
         Ref: James Tobin
         612-342-3204
         Fax: 612-372-5368

(4)     Tax Identification Number:  35-1468921

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
MUTUAL OF OMAHA INSURANCE COMPANY                                                            $6,000,000

(1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

         Chase Manhattan Bank
         ABA #021000021
         Private Income Processing

         For Credit to:
         Mutual of Omaha Insurance Company
         Account #900-9000200
         a/c: G07096
         Cusip/PPN: 704227 A* 8
         Interest Amount:
         Principal Amount:

(2) Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

         The Chase Manhattan Bank
         4 New York Plaza - 13th Floor
         New York, NY 10004
         Attn: Income Processing - J. Pipperato
         a/c: G07096

(3)      Address for all other communications:

         4 - Investment Loan Administration
         Mutual of Omaha Insurance company
         Mutual of Omaha Plaza
         Omaha, NE 68175-1011

(4)      Tax Identification Number:  47-0246511

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
UNITED OF OMAHA LIFE INSURANCE COMPANY                                                        $3,000,000

(1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

         Chase Manhattan Bank
         ABA #021000021
         Private Income Processing

         For Credit to:
         United of Omaha Life Insurance Company
         Account #900-9000200
         a/c: G07097
         Cusip/PPN: 704227 A* 8
         Interest Amount:
         Principal Amount:

(2) Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

         The Chase Manhattan Bank
         4 New York Plaza - 13th Floor
         New York, NY 10004
         Attn: Income Processing - J. Pipperato
         a/c: G07097

(3)      Address for all other communications:

         4 - Investment Loan Administration
         Mutual of Omaha Insurance company
         Mutual of Omaha Plaza
         Omaha, NE 68175-1011

(4)      Tax Identification Number:  47-0322111

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
UNITED WORLD LIFE INSURANCE COMPANY                                                            $1,000,000

(1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

         Chase Manhattan Bank
         ABA #021000021
         Private Income Processing

         For Credit to:
         United World Life Insurance Company
         Account #900-9000200
         a/c: G07098
         Cusip/PPN: 704227 A* 8
         Interest Amount:
         Principal Amount:

(2) Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

         The Chase Manhattan Bank
         4 New York Plaza - 13th Floor
         New York, NY 10004
         Attn: Income Processing - J. Pipperato
         a/c: G07098

(3)      Address for all other communications:

         4 - Investment Loan Administration
         Mutual of Omaha Insurance company
         Mutual of Omaha Plaza
         Omaha, NE 68175-1011

(4)      Tax Identification Number:  75-6010770

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
STATE FARM LIFE INSURANCE COMPANY                                                             $6,000,000

(1) All payments on account of the Notes shall be made by wire transfer of immediately available funds to

         The Chase Manhattan Bank
         ABA No. 021000021
         SSG Private Income Processing
         A/C #900-9-000200
         For Credit to Account Number G 06893

         with sufficient information setting forth (i) the name of the Company,
         (ii) the maturity date, (iii) the PPN: 704227 A* 8 of the Notes, (iv) the amount of principal, interest and premium, if any, and (v) the due date of the payment being made.

(2) All communications, including payment notices (as well as a photocopy of the original security), to:

         State Farm Life Insurance Company
         Investment Dept. E-10
         One State Farm Plaza
         Bloomington, IL 61710

(3)      Address for delivery of securities (via registered mail):

         Chase Manhattan Bank
         Attn: Barbara Walsh
         (North America Insurance)
         3 Chase Metrotech Center-6th Floor
         Brooklyn, NY 11245

         with a copy to:

         State Farm Life Insurance Companies
         One State Farm Plaza E-8
         Bloomington, IL 61710
         Attn: Investment Legal E-8
               Larry Rottunda, Investment Counsel

(5)      Tax Identification Number:  37-0533090

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
AMERICAN UNITED LIFE INSURANCE                                                                $4,000,000
     COMPANY

(1) All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds to:

         Bank of New York
         Attn: P&I Department
         One Wall Street, 3rd Floor
         Window A
         New York, New York 10286
         ABA #21000018
         BNF: IOC566
         Account #186683/AUL

        With sufficient information (including interest rate and maturity) to identify the breakdown of principal and interest and should identify the full description of the Notes and payment date, including the PPN:
        704227 A* 8 of the Notes.

(2)     Address for all communications:

         Securities Department
         American United Life
           Insurance Company
         One American Square
         Indianapolis, IN  46282

(3)     Tax Identification No.:  35-0145825

                                                                                          Principal Amount of
Name and Address of Purchaser                                                             Notes to be Purchased
-----------------------------                                                             ---------------------
THE STATE LIFE INSURANCE COMPANY                                                              $1,000,000

(1) All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds to:

         Bank of New York
         Attn: P&I Department
         One Wall Street, 3rd Floor
         Window A
         New York, New York 10286
         ABA #21000018
         BNF: IOC566
         Account #343761
         State Life, c/o American United Life

         With sufficient information (including interest rate and maturity) to identify the breakdown of principal and interest and should identify the full description of the Notes and payment date, including the PPN:
         704227 A* 8 of the Notes.

(2)     Address for all communications:

         Securities Department
         American United Life
           Insurance Company
         One American Square
         Indianapolis, IN  46282

(3)     Tax Identification No.:  35-0684263

                                                                      SCHEDULE B

                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ADDITIONAL BORROWING FACILITY INDEBTEDNESS" means, at any time, any Borrowing Facility Indebtedness incurred after the date of this Agreement other than pursuant to clause (ii) or (iii) of Section 10.1(a) to the extent outstanding at such time.

                  "ADJUSTED PRIORITY DEBT" is defined in Section 10.1.

                  "AFFILIATE" means, at any time, (a) with respect to any Person (including without limitation the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

                  "BANK CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of August 11, 1998 between the Company and Fleet Bank, N.A., as Administrative Agent, and the Lenders named therein, as supplemented, amended, restated or refinanced from time to time.

                                   Schedule B

                  "BORROWING FACILITY INDEBTEDNESS" means Funded Indebtedness of the Company or any Restricted Subsidiary which either (a) has a final maturity of less than 12 months from the date of determination but which by its terms is renewable or extendible beyond 12 months from such date at the option of the obligor or (b) is issued under a credit facility having a final termination or maturity date of more than 12 months from the date of determination but which permits amounts to be repaid and reborrowed thereunder at the option of the obligor prior to such final termination or maturity date.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means Paxar Corporation, a New York corporation.

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.

                  "CONSOLIDATED CAPITALIZATION" means, at any date, the sum of
(a) Consolidated Indebtedness plus (b) Consolidated Net Worth plus (c) deferred tax liabilities (if any), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED INDEBTEDNESS" means, at any date, all Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding Borrowing Facility Indebtedness in an amount not exceeding the Maximum Amount.

                  "CONSOLIDATED INTEREST EXPENSE" for any period means the sum for the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed

                                   Schedule B
interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

                  "CONSOLIDATED NET INCOME" for any period means the net income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

                  (a) the proceeds of any life insurance policy,

                  (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Restricted Subsidiary,

                  (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Restricted Subsidiary),

                  (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Restricted Subsidiary prior to its becoming a Restricted Subsidiary,

                  (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

                  (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

                  (g) any extraordinary gains not covered by clause (b) above.

                  "CONSOLIDATED NET WORTH" means, at any date, on a consolidated basis for the Company and its Restricted Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

                  "CONSOLIDATED TOTAL ASSETS" means, at any date, the total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

                                   Schedule B

                  "DEFAULT RATE" means that rate of interest that is the greater of (i) 8.74% per annum and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

                  "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary organized under the laws of the United States or any State thereof and conducting substantially all of its business in the United States.

                  "EBITDA" for any period means Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and other non-cash charges and (c) income and profits taxes.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  "FUNDED INDEBTEDNESS" of any Person as of any date means all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including without limitation an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, and shall also include the current maturities of any such Indebtedness as of such date.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.


                                   Schedule B

                  "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or

                                   Schedule B
penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).


                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money or its redemption obligations in respect of Preferred Stock that is mandatorily redeemable prior to the final maturity of the Notes,

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

                  (c) its Capitalized Lease Obligations,

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

                  (f) Swaps of such Person, and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above, provided that no obligation of the Company of the type described in clause (b)(ii) of the definition of "Guaranty", with respect to liabilities of any other Person, shall be deemed to constitute Indebtedness of the Company if at the time such obligation is not required to be shown as a liability on a balance sheet of the Company prepared in accordance with GAAP.

Indebtedness of any person shall include all obligations of such person of the character described in clauses (a) through (g) above to the extent such person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                                   Schedule B

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.5.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or
(c) the validity or enforceability of this Agreement or the Notes or the Subsidiary Guarantee of any Significant Subsidiary.

                  "MAXIMUM AMOUNT" means on any date an amount equal to 20% of pro forma consolidated net revenues of the Company and its Restricted Subsidiaries for the four consecutive fiscal quarters then most recently ended, determined on a consolidated basis in accordance with GAAP.

                  "MEMORANDUM" is defined in Section 5.3.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NOTES" is defined in Section 1.1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OTHER AGREEMENTS" is defined in Section 2.

                  "OTHER PURCHASERS" is defined in Section 2.

                                   Schedule B

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PREFERRED STOCK", as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

                  "PRIORITY DEBT" is defined in Section 10.1.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

                  "PTE" is defined in Section 6.2.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                  "RESTRICTED SUBSIDIARY" means as of the date of this Agreement each Subsidiary as designated in Schedule 5.4 and thereafter means each such Subsidiary not designated as an Unrestricted Subsidiary pursuant to Section 10.8(a) and each other Subsidiary that is not an Unrestricted Subsidiary; provided that each of Monarch Marking Systems, Inc. and International Imaging Materials, Inc. shall at all times remain a Restricted Subsidiary, in each case so long as such corporation is a Subsidiary.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.
                                   Schedule B

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SIGNIFICANT SUBSIDIARY" means, at any date, a Restricted Subsidiary (a) which, together with its Subsidiaries, produced more than 10% of Consolidated Net Income for the fiscal year then most recently ended (calculated on a pro forma basis in the case of any Person which became a Subsidiary during or after the end of such fiscal year) or (b) the assets of which, together with the assets of its Subsidiaries, exceeded 10% of the Consolidated Total Assets as of the last day of such fiscal year (calculated on a pro forma basis as of the last day of such fiscal year in the case of any Person which became a Restricted Subsidiary thereafter).

                  "SUBSIDIARY" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SUBSIDIARY GUARANTEE" is defined in Section 1.2.

                  "SUBSIDIARY GUARANTORS" is defined in Section 4.5.

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "TOTAL INDEBTEDNESS TO EBITDA RATIO" means, at any date, the ratio of (a) Consolidated Indebtedness as at such date to (b) pro forma EBITDA for the four consecutive fiscal quarters then most recently ended.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary that has been designated as an Unrestricted Subsidiary pursuant to Section 10.8(a) and has not been subsequently redesignated as a Restricted Subsidiary pursuant to Section 10.8(b).

                                   Schedule B

                  "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                  "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                   Schedule B

                                                                     EXHIBIT 1.1
                                 [FORM OF NOTE]


                                PAXAR CORPORATION

                           6.74% SENIOR NOTE DUE 2008

No. R-[_____]                                                New York, New York
$[_______]                                                               [Date]
PPN: 704227 A* 8

         FOR VALUE RECEIVED, the undersigned, PAXAR CORPORATION (the "COMPANY"), a New York corporation, hereby promises to pay to [__________________ ], or registered assigns, the principal sum of [________________ ] DOLLARS on August 11, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of 6.74% per annum, payable semiannually on February 11 and August 11 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium or Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 8.74% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of 6.74% Senior Notes due 2008 issued pursuant to separate Note Purchase Agreements dated as of August 4, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of certain Subsidiary Guarantees that were executed and delivered pursuant to the Note Purchase Agreements. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company may make optional prepayments of principal, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                               PAXAR CORPORATION


                                               By_________________________
                                                 Title:

                                                                     Exhibit 1.2


                               GUARANTEE AGREEMENT

                  GUARANTEE AGREEMENT dated as of _____________, ___ made by ________________________, a _________________ corporation (the "GUARANTOR"), in favor of the holders from time to time of the Notes referred to below (collectively the "OBLIGEES").

                  WHEREAS, Paxar Corporation, a New York corporation (the "COMPANY"), has entered into several Note Purchase Agreements dated as of August 4, 1998 (as amended or otherwise modified from time to time, collectively the "NOTE AGREEMENTS" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company proposes to issue and sell to such purchasers $150,000,000 aggregate principal amount of its 6.74% Senior Notes due 2008 (the "NOTES"); and

                  WHEREAS, it is a [condition precedent to the purchase of the Notes by such purchasers under/requirement of] the Note Agreements that the Guarantor shall execute and deliver this Guarantee Agreement;

                  NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

                  SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

                  A. the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company arising under the Notes and the Note Agreements, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section101 et seq.), Make-Whole Amount, Additional Amounts, fees, expenses, indemnification or otherwise, and

                  B. the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Notes and the Note Agreements;

(all such obligations are called the "GUARANTEED OBLIGATIONS"); provided that the aggregate liability of the Guarantor hereunder in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without such liability being deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

                  The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

                  Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

                  SECTION 2. Guarantee Absolute. The obligations of the Guarantor under Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes and the Note Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Company or any other Person liable for the Guaranteed Obligations or whether the Company or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

                  A. any lack of validity or enforceability of any Guaranteed Obligation, any Note, the Note Agreements or any agreement or instrument relating thereto;

                  B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note, the Note Agreements or this Guarantee Agreement;

                  C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

                  D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary;

                  E. any change, restructuring or termination of the corporate structure or existence of the Company or any other Subsidiary; or

                  F. any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or the Guarantor, other than payment in full in cash.

                  This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                    SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

                  A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;

                  B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

                  C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

                  D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

                  E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the

         Guaranteed Obligations or require suit against the Company or the Guarantor or any other Person.

                    SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any Obligee or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been paid in full.

                    SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  A. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor.

                  B. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

                  C. The Guarantor and the Company are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

                  SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or (iii) change the percentage of Notes the holders of which are, or the number of Obligees, required to take any action hereunder.

                  SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if sent to any holder of Notes, shall be addressed to it as set forth in the Note Agreements. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Company in accordance with the provisions of Section 13.1 of the Note Agreements. Notices under this
Section 7 will be deemed given only when actually received.

                  SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

                  SECTION 10. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which you shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

                  Nothing in this Section 10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  SECTION 11. [Tax Indemnification.

                  11.1. Payments Without Tax Withholding. All payments whatsoever by the Guarantor under this Guarantee Agreement shall be made in the lawful currency of the United States free and clear of, and without reduction or liability for or on account of, any present or future taxes (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions or any penalties, interest or additions thereto of any nature whatsoever (herein called "TAX") unless any withholding or deduction for or on account of any Tax is required by law.

                  11.2. Gross-Up for Required Tax Withholding. If the Guarantor shall be obligated by law to make any such withholding or deduction for any Tax imposed, levied, collected, assessed or withheld by or within the jurisdiction in which the Guarantor is organized or resident for tax purposes (other than the United States) or any political subdivision or taxing authority thereof or therein or by any other jurisdiction (or any taxing authority thereof or therein) other than the United States from or through which payments under the Guaranteed Obligations by the Guarantor are actually made (hereinafter a "TAXING JURISDICTION"), then the Guarantor will promptly (i) notify the affected holders of Guaranteed Obligations of such requirement, (ii) pay such additional amounts of interest ("GUARANTEE ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each holder of Guaranteed Obligations (including Guarantee Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted, (iii) make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law and (iv) furnish such holder with the original receipt of such payment from such government or taxing authority (or such other evidence sufficient under United States Treasury Regulations 1.905-2(a)(2) under the Code (or any successor or subsequent provisions) so as to allow such holder to verify that such Tax has been paid to such government or taxing authority). Notwithstanding the provisions of this Section 11, no such Guarantee Additional Amounts shall be payable for or on account of:

                    (a) any Tax which would not have been imposed but for (1) the connection of a holder with the Taxing Jurisdiction (other than the mere holding of a Note) including the existence of a permanent establishment or other fixed place of business of such holder in such Taxing Jurisdiction or (2) the appointment by a holder of a collecting agent in such Taxing Jurisdiction;

                    (b) any Tax that is imposed or withheld by reason of the failure by the holder of any Note, notwithstanding its legal and practical ability, promptly after becoming a holder of a Note to provide information concerning the nationality, residence or identity of such holder or to make such declaration or other similar claim or report (provided such declaration or claim does not require the holder to reveal any confidential or proprietary tax return or other information and does not require the holder to incur any undue expense) as may be required by a statute, treaty or regulation of the Taxing Jurisdiction as a precondition to exemption from all or part of such Tax; and

                  (c) any combination of clauses (A) and (B) above;

provided further, however, that no Guarantee Additional Amounts shall be payable
(x) in respect of any Guaranteed Obligation held by a holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such Guaranteed Obligation to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Guarantee Additional Amounts had it been the holder of such Guaranteed Obligation or (y) in respect of any Guaranteed Obligation in excess of the amount which the Guarantor would have been obligated to pay if such Guaranteed Obligation had been beneficially owned at all relevant times by Persons who were resident in the United States for purposes of the income tax treaty in effect between the United States and such Taxing Jurisdiction.

                  If the Guarantor fails to pay any withheld or deducted Taxes pursuant to clause (iii) of Section 11.2 in accordance with applicable law, then the Guarantor shall indemnify and hold harmless the affected holder and reimburse such holder for the amount of Taxes imposed on and paid by such holder so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if Taxes on such reimbursement had not been imposed, but excluding any Taxes on such holder's net income generally or based on such holder's capital generally.

                  11.3. Taxes Imposed by Means Other Than Withholding. If any Taxes are imposed on a holder of a Guaranteed Obligation (other than Taxes imposed by the United States, any State thereof or other political subdivision thereof) with respect to any payment made by the Guarantor hereunder by means other than deduction or withholding and the Guarantor would be obligated to pay Guarantee Additional Amounts to such holder hereunder if such Taxes had been withheld or deducted, the Guarantor shall indemnify and hold harmless each such holder and will upon notice by such holder and provided that reasonable supporting documentation is provided, reimburse each such holder for the amount of (i) any Taxes so levied or imposed and paid to such holder as a result of payments made under or with respect to the Guaranteed Obligation and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed, but excluding any Taxes on such holder's net income generally or based on such holder's capital generally.

                  11.4. Tax Information Disclosure. For the avoidance of doubt, nothing herein shall require any Person to disclose any information regarding its tax affairs or computations to the Guarantor other than as shall be necessary to permit the Guarantor to determine whether any Guarantee Additional Amounts would be required to be paid pursuant to the provisions of this Section; provided, however, that no Person shall be obligated to disclose any of its tax returns to the Guarantor or any agent of the Guarantor.

                    11.5. Reimbursement of Guarantee Additional Amounts by Holder. If any Taxes imposed on any holder are paid or indemnified against by the Guarantor under this Section 11, and such holder receives a refund of any amount of Taxes paid or reimbursed by such Guarantor and such holder is able, in good faith, to identify the tax refund as being attributable to such payment or reimbursement, such holder shall pay to such Guarantor an amount equal to such refund.

                    Section 12. Judgment Currency. Any payment on account of an amount that is payable hereunder by the Guarantor in U.S. Dollars which is made to or for the account of any Obligee in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such Guarantor, shall constitute a discharge of such Guarantor's obligation under this Guarantee Agreement only to the extent of the amount of U.S. Dollars which such Obligee could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Obligee, the Guarantor agrees, to the fullest extent permitted by law, to indemnify and save harmless such Obligee from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Obligee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term "LONDON BANKING DAY" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

                    SECTION 13.]* Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


--------
* Bracketed Sections 11 and 12 to be inserted if the Guarantor is a Subsidiary with a jurisdiction of incorporation outside the United States.

                    IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.


                                        [GUARANTOR]


                                        By________________________
                                          Title:

                                          Address:


                                          Attention:
                                          Telephone:
                                          Telecopy: